UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2003

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Item 9 – Regulation FD Disclosure

In accordance with SEC Release No. 33-8216, the following information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.” The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 5, 2003, LookSmart, Ltd. (the “Company”) announced its preliminary operating results for the three-month period ended March 31, 2003. A copy of the Company’s earnings release is attached as Exhibit 99.1 hereto and is incorporated by reference herein. The press release discloses certain financial measures, such as modified EBITDA, that may be considered non-GAAP financial measures in certain circumstances. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess our financial operating results, management believes that modified EBITDA is an appropriate measure of evaluating our operating performance because it reflects the financial results of our core operating business before non-cash or non-operating charges. In addition, LookSmart has consistently provided this measurement in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. This measure should be considered in addition to, and not as a substitute, or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. A table reconciling modified EBITDA to GAAP net income is included in the financial statements in the Company’s earnings release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOOKSMART, LTD. (Registrant)

May 5, 2003	/s/ DIANNE DUBOIS
Date	Dianne Dubois, Chief Financial Officer